EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003

The undersigned, the Chief Executive Officer and the Principal Financial and Accounting Officer of First Century Bancorp. (the “company”), each certify that, to his or her knowledge on the date of this certification:

1.               The annual report of the company for the period ended December 31, 2008 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the company.

This 31st day of March, 2009.

/s/ William R. Blanton
William R. Blanton
Chief Executive Officer

/s/ Denise Smyth
Denise Smyth
Principal Financial and Accounting Officer